Exhibit 10.2

BRAZIL POTASH CORP.

STOCK OPTION PLAN - OPTION AGREEMENT

This Option Agreement is entered into between Brazil Potash Corp. (the “Company”) and the Optionee named below pursuant to the Stock Option Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	on [ ] (the “Grant Date”);

2.	[ ] (the “Optionee”);

3.	was granted the option (the “Option”) to purchase [ ] Common Shares (the “Option Shares”) of the Company;

4.	for the price of USD$[ ] per share (the “Option Price”);

5.	which shall subject, be exercisable (“Vested”) as follows:

Options to immediately, with all share certificates to bear the following legend, if applicable:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [ ], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

6.	terminating on [ ] unless terminated earlier in accordance with Section 9 of the Plan (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the [    ] day of [    ].

BRAZIL POTASH CORP.	[Name of Optionee]

Per:

Authorized Signatory	OPTIONEE

Witness